Exhibit 99

SILICON LABORATORIES REPORTS STRONG TOP AND BOTTOM LINE PERFORMANCE

—Company Grows Revenue by 29 Percent, Achieves Model Performance and Announces Additional $100 million Share Repurchase Authorization—

AUSTIN, Texas – Oct. 29, 2008 – Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported third quarter revenue of $113.5 million, a 29 percent increase over the same period last year. The company controlled operating expense growth and delivered strong gross margins, resulting in better than anticipated operating income and earnings per share results.

The company’s Board of Directors also approved a $100 million share repurchase program with a twelve month expiration. This additional authorization reflects the Board’s confidence in the business and the company’s view that the stock is significantly undervalued. The program may be executed on the open market or in private transactions, including structured or accelerated transactions, depending on market conditions.

Financial Results

The company executed well during the quarter. Revenue of $113.5 million represented an 8.5 percent sequential increase. GAAP results, which are inclusive of the impact of the acquisition of Integration Associates, were generally better than forecasted. GAAP gross margin was 61.1 percent, GAAP operating income was $7.3 million, and GAAP diluted earnings per share were two cents.  GAAP earnings include charges related to the write-off of in-process research and development, the fair value mark up of cost of sales for the quarter, and a tax expense associated with incorporating the acquisition into the company’s international operating structure. As is typical, the GAAP results also include the impact of stock compensation expense of $10 million, which was flat relative to the prior period despite the acquisition during the quarter.

The following non-GAAP results exclude the previously detailed charges. A non-GAAP gross margin of 62.4 percent was again above the company’s target range of 60 to 62 percent. Operating expenses were slightly lower than expected, resulting in an increase of non-GAAP operating income to $29.0 million or 25.5 percent of revenue, exceeding the company’s target model. Non-GAAP diluted earnings per share from continuing operations were $0.68, representing a greater than 50 percent year over year increase. Excluding one time tax benefits, non-GAAP diluted earnings per share were $0.49, well above the guidance due to the strong gross margin performance and controlled spending. The reconciling charges are set forth in the financial measures table included below.

During the third quarter, the company continued execution of its share repurchase program completing repurchases totaling $69 million, closed the acquisition of Integration Associates and generated another $36 million in cash flow, bringing the quarter-ending cash, cash equivalents and investments balance to $336 million.

Business Summary

Strong revenue growth in the third quarter was due to strength in the RF business, driven primarily by the company’s broadcast audio products. Both handset and non-handset revenue were up double-digits sequentially as the company continued to gain market share. Total design wins also accelerated during the quarter and penetration rates of FM radio in handsets increased. The company began marketing newly acquired EZRadio® short-range wireless products to customers and expects this to be an important growth area in 2009.

The company’s broad-based business was up nearly 50 percent year-over-year led by the timing products. A growing customer base, strong acceptance of new clock and oscillator products and the addition of new, revolutionary products have created significant momentum for the timing portfolio. The MCU products were somewhat impacted by slowing end-market demand, but the company continued to introduce new products to market and secure design wins in new applications. Power, an emerging growth area for the company, became meaningful during the quarter as customers adopted the company’s isolator products. The company is also benefiting from the addition of new ac/dc products to the power portfolio.

“Q3 was another excellent quarter. Our business operated at model performance, with expanded earnings and strong cash generation,” said Necip Sayiner, president and CEO of Silicon Laboratories. “Looking ahead, we believe that with operating expenses well controlled and a strong competitive position with our customers, we have the ability to manage through this difficult market environment. We are executing to our long-term vision, which is to deliver disruptive products to market, gain market share and profitably grow our business in excess of our peers.”

The company guided revenue for the fourth quarter to be flat to down five percent sequentially.

Webcast and Conference Call

A conference call discussing the third quarter results will follow this press release today at 7:30 a.m. Central Time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1-800-294-9508 or +1 203-369-3795 (international). Replays will be available through November 12, 2008.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions (including risks that acquisitions may not yield the expected benefits due to the failure to properly integrate the acquired businesses and employees; risks that the customer base and revenue of the acquired businesses may cease to expand or may decline; risks that the acquired business’ products under development may fail to achieve market acceptance; risks of disputes regarding the acquired business; risks that the performance of Silicon Laboratories’ existing business may not offset the dilutive effect of an acquisition); risks associated with divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs, EZRadio and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 4, 2008	September 29, 2007	October 4, 2008	September 29, 2007
Revenues	$113,483	$87,938	$316,282	$237,349
Cost of revenues	44,174	34,986	120,593	93,658
Gross profit	69,309	52,952	195,689	143,691
Operating expenses:
Research and development	25,785	20,844	73,836	67,796
Selling, general and administrative	25,940	21,693	75,035	67,267
In-process research and development	10,250	—	10,250	—
Operating expenses	61,975	42,537	159,121	135,063
Operating income	7,334	10,415	36,568	8,628
Other income (expense):
Interest income	2,073	7,136	9,277	18,003
Interest expense	(71)	(129)	(325)	(527)
Other income (expense), net	(43)	(214)	(540)	(384)
Income from continuing operations before income taxes	9,293	17,208	44,980	25,720
Provision (benefit) for income taxes	8,139	(416)	18,369	1,950
Income from continuing operations	1,154	17,624	26,611	23,770
Income from discontinued operations, net of income taxes	—	2,810	—	159,750

Net income	$1,154	$20,434	$26,611	$183,520
Basic earnings per share:
Income from continuing operations	$0.02	$0.32	$0.54	$0.43
Net income	$0.02	$0.37	$0.54	$3.34

Diluted earnings per share:
Income from continuing operations	$0.02	$0.31	$0.53	$0.42
Net income	$0.02	$0.36	$0.53	$3.25

Weighted-average common shares outstanding:
Basic	47,331	55,215	49,036	54,996
Diluted	48,385	56,767	50,083	56,481

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended October 4, 2008
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	In-process Research & Development	Cost of Sales Fair Value Adjustment	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$113,483

Gross profit	69,309	61.1%	$100	$—	$1,398	$70,807	62.4%

Operating income	7,334	6.5%	9,996	10,250	1,398	28,978	25.5%

	Three Months Ended October 4, 2008
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Acquisition Tax Expense	Stock Compensation Expense	In-process Research & Development	Cost of Sales Fair Value Adjustment	Non-GAAP Measure
Income from continuing operations	$1,154	$11,756	$8,646	$10,250	$909	$32,715

Diluted shares outstanding	48,385	—	—	—	—	48,385

Diluted earnings per share from continuing operations	$0.02					$0.68

Non-GAAP Diluted	Three Months Ended October 4, 2008
Earnings Per Share Excluding One Time Tax Benefits	GAAP Measure	Acquisition Tax Expense	Stock Compensation Expense	In-process Research & Development	Cost of Sales Fair Value Adjustment	One Time Tax Benefits	Non-GAAP Measure
Income from continuing operations	$1,154	$11,756	$8,646	$10,250	$909	$(9,051)	$23,664

Diluted shares outstanding	48,385	—	—	—	—	—	48,385

Diluted earnings per share from continuing operations	$0.02						$0.49

	Three Months Ended September 29, 2007
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Non-GAAP Measure
Income from continuing operations	$17,624	$7,013	$24,637

Diluted shares outstanding	56,767	—	56,767

Diluted earnings per share from continuing operations	$0.31		$0.43

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	October 4, 2008	December 29, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$151,311	$264,408
Short-term investments	131,496	308,566
Accounts receivable, net of allowance for doubtful accounts of $1,004 at October 4, 2008 and $517 at December 29, 2007	61,601	51,211
Inventories	34,360	28,587
Deferred income taxes	6,003	6,025
Prepaid expenses and other current assets	11,451	33,895
Total current assets	396,222	692,692
Long-term investments	53,367	—
Property, equipment and software, net	29,372	28,157
Goodwill	107,494	73,199
Other intangible assets, net	51,707	18,077
Other assets, net	22,194	28,121
Total assets	$660,356	$840,246

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,407	$33,321
Accrued expenses	23,137	26,397
Deferred income on shipments to distributors	29,413	28,448
Income taxes	4,688	5,226
Total current liabilities	89,645	93,392
Long-term obligations and other liabilities	45,537	43,309
Total liabilities	135,182	136,701

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 46,251 and 52,810 shares issued and outstanding at October 4, 2008 and December 29, 2007, respectively	5	5
Additional paid-in capital	102,736	303,682
Retained earnings	426,469	399,858
Accumulated other comprehensive loss	(4,036)	—
Total stockholders’ equity	525,174	703,545
Total liabilities and stockholders’ equity	$660,356	$840,246

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